SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2021

ULTRA CLEAN HOLDINGS, INC.

(Exact Name of Registrant

as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646	61-1430858
(Commission File Number)	(IRS Employer Identification No.)

26462 CORPORATE AVENUE HAYWARD, CA	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 576-4400

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	UCTT	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 20, 2021, at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Ultra Clean Holdings, Inc. (the “Company”), the stockholders of the Company considered and approved three proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 26, 2021.

The vote results detailed below represent the final results as certified by the Inspector of Elections:

Proposal 1

Election of directors for a one-year term.

Director	For	Against	Abstain	Broker Non-Votes
Clarence L. Granger	33,666,395	478,481	19,360	3,231,539
James P. Scholhamer	33,914,269	230,449	19,518	3,231,539
David T. ibnAle	33,499,582	638,921	25,733	3,231,539
Emily M. Liggett	33,198,176	947,671	18,389	3,231,539
Thomas T. Edman	33,976,740	166,937	20,559	3,231,539
Barbara V. Scherer	33,950,717	194,161	19,358	3,231,539
Ernest E. Maddock	33,951,647	192,319	20,270	3,231,539
Jacqueline A. Seto	34,097,318	48,382	18,536	3,231,539

Proposal 2

Ratification of the appointment of Moss Adams LLP to serve as the Company’s independent registered public accounting firm for fiscal 2021.

For	Against	Abstain
37,296,909	40,611	58,255

Proposal 3

Approval, by non-binding advisory vote, of the compensation paid by the Company to its Named Executive Officers.

For	Against	Abstain	Broker Non-Votes
30,787,778	3,308,825	67,633	3,231,539

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	May 24, 2021	By:	/s/ Paul Y. Cho
			Name:	Paul Y. Cho
			Title:	General Counsel and Corporate Secretary